UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) Adoption of 2021 Equity Incentive Plan

As described in Item 5.07 below, at the Annual Meeting of Stockholders of Flux Power Holdings, Inc. (the “Company”) held on April 29, 2021, stockholders approved the Flux Power Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

The 2021 Plan was approved by the Company’s Board of Directors (the “Board”) on February 24, 2021, subject to stockholder approval.

The Company intends to use the 2021 Plan in order to incentivize and retain employees, directors, officers and consultants. The 2021 Plan provides for the issuance of equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units, and other equity awards. The vesting of equity awards can be based on continuous service and/or achievement of certain performance criteria.

A more detailed description of the 2021 Plan and related matters was set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2021, under the heading “Proposal 2: Approval of the 2021 Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary of the 2021 Plan, and the summary of the 2021 Plan set forth in the proxy statement, are qualified in their entirety by reference to the full text of the 2021 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e)(ii) Grant of Non-Executive Director Long-Term Equity Compensation

On April 29, 2021, pursuant to the recommendation and advice of the Compensation Committee of the Board of the Company (the “Compensation Committee”), the Board approved the long-term equity compensation component of the annual compensation package for non-executive directors of the Company for calendar year 2021 (the “Long-Term Award”). The Long Term Award consists of the following grants of Restricted Stock Units (“RSUs”) to the respective non-executive director under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) which are subject to vesting schedule as set forth below and the terms and conditions set forth in the Restricted Stock Unit Award Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference to this Form 8-K.

Non-Executive Director	No. of RSUs*	Vesting Schedule
Lisa Walters-Hoffert	4,578	1/3 of the RSUs vest on April 29, 2022,
Dale Robinette	4,578	and each subsequent 1/3 of the RSUs
John A Cosentino Jr.	4,578	vest every twelve months
Michael Johnson	4,578	thereafter until fully vested.

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* Based on an aggregate grant date value of $50,000 divided by $10.92 per share, which was the 10-day volume weighted average price on April 29, 2021 , the date of the Company’s Annual Meeting of Stockholders.

The other components of the annual compensation package for non-executive directors for calendar year 2021 were reported on the Current Report on Form 8-K filed on January 6, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described above, on April 29, 2021, the Company held its Annual Meeting of Stockholders. As of the record date of March 1, 2021, 12,703,847 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 9,739,109 shares, representing approximately 76.66% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTE
Ronald F. Dutt	6,732,044	6,785	3,000,280
Michael Johnson	6,719,885	18,944	3,000,280
Lisa Walters-Hoffert	6,721,517	17,312	3,000,280
Dale Robinette	6,721,106	17,723	3,000,280
John A. Cosentino, Jr.	6,721,132	17,697	3,000,280

2.	A proposal to approve the Company’s 2021 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,401,618	327,901	9,310	3,000,280

3.	A proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,734,923	127	4,059	-

4.	A proposal to approve (on an advisory basis) the Company’s executive compensation of named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,679,707	49,630	9,492	3,000,280

5.	A proposal to indicate (on an advisory basis) the frequency of future advisory votes on the compensation of our named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTE
978,323	649,076	4,944,753	166,677	3,000,280

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In light of the results of stockholders’ vote on a frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers, the Company has determined to conduct a stockholder vote every three (3) years regarding the compensation of the Company’s named executive officers until the next required vote on the frequency of stockholder vote on compensation of named executive officers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2021 Equity Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement – Non-Executive Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: May 3, 2021

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